Exhibit 10.2

                              Consulting Agreement
                              --------------------

This agreement is made as of February 20, 2004 by and between AquaCell Technologies, Inc. ("AquaCell" or "the Company") with principal offices at 10410 Trademark Street, Rancho Cucamonga, CA 91730 and J DeKama Associates, with principal offices at 250 West 57th Street, New York, NY 10107 ("Consultant").

WHEREAS, the Company desires to retain the Consultant, and the Consultant desires to be retained by the Company, pursuant to the terms and conditions hereinafter set forth:

1. The Company hereby retains the Consultant to perform non-exclusive consulting services related to securing retail locations for placement of its water coolers ("Locations") on behalf of the Company's AquaCell Media subsidiary, and/or securing entities for advertising on the water cooler's bottle label ("Advertising"). The Company recognizes that the Consultant may continue to render services to other companies that do not conduct business or activities similar to those of the Company. The Consultant agrees to utilize its judgment and experience in the provision of business development services to the Company.

2. Term: The Consultant's retention under this agreement shall be for a period of three (3) years commencing with the date of this agreement.

3. Compensation: For the services rendered by the Consultant under this consulting agreement the Company shall pay the following compensation to the
   Consultant:

     a) The Consultant shall receive cash compensation in the form of commissions for water cooler placement and/or for securing advertisers, as shown on Exhibit A.
     b) Consultant shall receive 150,000 warrants to purchase AquaCell's common stock at a price of $1.22 per share. Said warrants shall be five (5) year warrants and shall be immediately exercisable.

   In the event that the Consultant utilizes the services of other entities or individuals to secure Locations or Advertising, the Consultant may, at its own discretion, share the above compensation with such parties.

4. In the course of performance of Consultant's duties it may receive information which is considered material inside information within the meaning and intent of the United States federal securities laws, rules and regulations, Consultant will not disclose this information to others, except as expressly authorized by the Company and will not use this information directly or indirectly for Consultant's benefit or as a basis for advice to any other party concerning any decision to buy, sell or otherwise deal in the Company's securities. The provisions of this Section 4 shall survive the termination or expiration of this Agreement.

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5. Neither party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party.

6. Any notice under this Agreement shall be sent to the Company and the Consultant at their respective addresses set forth above.

7. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware.

8. This Agreement contains the entire agreement between the parties and may only be modified in writing between the parties.


IN WITNESS WHEREOF, the parties executed this Agreement on the date indicated below next to their respective signatures.


AquaCell Technologies, Inc.

By:  /s/ James C. Witham                             2/20/04
   -------------------------------------            ---------
         James C. Witham, Chairman                    Date


J. DeKama Associates, Inc.

By:  /s/ Joseph DeKama                               2/20/04
   -------------------------------------            ---------
         Joseph DeKama                                Date

                                   Exhibit A

               AQUACELL MEDIA PRICING MATRIX AND PROGRAM OVERVIEW
               --------------------------------------------------

Number of locations per advertiser          250     1000     5000     20,000 (+)
----------------------------------          ---     ----     ----     ----------
Advertising price per cooler per month      $85      $65      $55        $45

Commission for finders of advertising       $25      $15      $10        $ 5

Commission for finders of location          $ 5      $ 5      $ 5        $ 5

Net to AquaCell Media                       $55      $45      $40        $35


Location Agreement:
-------------------
     . Five year agreement

Advertising Agreement:
----------------------
     . One year agreement
     . Billed quarterly, with first quarter paid at time of signing contract . 10% discount if full year is paid at time of signing contract

Artwork:
--------
     . Printed on flexible durable Lexan(R)
     . Affixed with Velcro(R) to allow message to be rotated, if so desired
     . Price includes one bottled label with up to three colors per year (added charge will apply for more colors.)
     . Camera ready art must be provided
     . Minimum of 250 of same ad message. (Lower volumes will have an added charge.)

Cups:
-----
     . Cup holder included - mounted on right side
     . Cups not included in pricing
     . Cups available with or without printing (we recommend printed cone cups.) . Prices quoted upon request

Brochure holder:
----------------
     . A brochure holder may be affixed to the left side of the cooler, allowing the advertiser to further promote its product or service
     . Price includes holder.  Does not include brochures/coupons

Installation and Services:
--------------------------
     . AquaCell will install and service the coolers and will retain ownership.

Commission Payments
-------------------
     . Commissions are paid to appropriate parties upon receipt by AquaCell